Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 5, 2024, with respect to the financial statements of Proficient Auto Logistics, Inc. contained in the Registration Statement on Form S-1 (File No. 333-278629) filed on May 6, 2024, which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ GRANT THORNTON LLP

Tulsa, Oklahoma

May 10, 2024